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LETTER  FROM  RUSSELL  BEDFORD  STEFANOU  MIRCHANDANI  LLP
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                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                   MCLEAN, VA




                                                   March  22,  2004


Securities  and  Exchange  Commission
Washington,  DC  20549

Re:   Para  Mas  Internet,  Inc.
File  No.  0-36045
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Dear  Sir  or  Madam:

     We have read Item 4 of the Form 8-K of Para Mas Internet, Inc. dated February 18, 2004 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP, contained therein.


                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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                    Certified  Public  Accountants